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EXHIBIT 11

VIVRA INCORPORATED
COMPUTATION OF EARNINGS PER SHARE

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

Quarter ended February 28:                                     1995     1994
                                                          ---------------------
                                                          (In Thousands, except
                                                             per share data)
Primary:
  Average shares outstanding                               21,325        20,307
  Stock options granted to employees,
         based on the treasury-stock method
         using average market price                           537*          524*
                                                          -------       -------
           Total                                           21,862        20,831

Earnings:
  Continuing Operations                                   $ 8,469       $ 6,840
  Gain on sale of Discontinued Operations                                   697
                                                          -------       -------
         Net Earnings                                     $ 8,469       $ 7,537

Earnings per Share:
  Continuing Operations                                   $   .40       $   .34
  Gain on sale of Discontinued Operations                                   .03
                                                          -------       -------
         Net Earnings                                     $   .40       $   .37


Fully Diluted:
  Average shares outstanding                               21,325        20,307
  Stock options granted to employees,
         based on the treasury-stock method
         using quarter-end market price, if
         higher than average market price                     601*          556*
                                                          -------       -------
           Total                                           21,926        20,863

Earnings:
  Continuing Operations                                   $ 8,469       $ 6,840
  Gain on sale of Discontinued Operations                                   697
                                                          -------       -------
         Net Earnings                                     $ 8,469       $ 7,537

Earnings per Share:
  Continuing Operations                                   $   .40       $   .34
  Gain on sale of Discontinued Operations                                   .03
                                                          -------       -------
         Net Earnings                                     $   .40       $   .37
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*As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the condensed consolidated financial statements.